UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                            POCAHONTAS BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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     [_] Fee paid previously with preliminary materials:

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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

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

POCAHONTAS
Bancorp, Inc.
================================================================================

                                                     870-892-4595
                                     P.O. BOX 427  o  Pocahontas, Arkansas 72455

January 17, 2001


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Pocahontas Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Company's main office, 203 West Broadway, Pocahontas, Arkansas, at 1:00 p.m. (Arkansas time) on February 14, 2001.

The business to be conducted at the Annual Meeting includes (i) the election of three directors to the Board of Directors of the Company; and (ii) the ratification of the appointment of Deloitte & Touche, LLP as auditors for the Company for the fiscal year ending September 30, 2001.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. The Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ James A. Edington

James A. Edington
President and Chief Executive Officer

                            POCAHONTAS BANCORP, INC.
                                203 West Broadway
                                  P.O. Box 427
                           Pocahontas, Arkansas 72455
                                 (870) 892-4595

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on February 14, 2001

     Notice is hereby given that the Annual Meeting of Stockholders of Pocahontas Bancorp, Inc. (the "Company") will be held at the Company's main office, 203 West Broadway, Pocahontas, Arkansas, on February 14, 2001 at 1:00 p.m. Arkansas time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of three directors to the Board of Directors of the Company;

     2. The ratification of the appointment of Deloitte & Touche, LLP as auditors for the Company for the fiscal year ending September 30, 2001; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on January 15, 2001 are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.


                                      By Order of the Board of Directors

                                      /s/ Dwayne Powell

                                      Dwayne Powell
                                      Secretary

Pocahontas, Arkansas
January 17, 2001

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IMPORTANT:  THE PROMPT  RETURN OF PROXIES  WILL SAVE THE  COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            POCAHONTAS BANCORP, INC.
                                203 West Broadway
                                  P.O. Box 427
                           Pocahontas, Arkansas 72455
                                 (870) 892-4595

                         ANNUAL MEETING OF STOCKHOLDERS
                                February 14, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pocahontas Bancorp, Inc. (the
"Company") to be used at the Annual Meeting of Stockholders of Pocahontas Bancorp, Inc. (the "Meeting"), which will be held at the Company's main office, 203 West Broadway, Pocahontas, Arkansas, on February 14, 2001, at 1:00 p.m., Arkansas Time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 17, 2001.

                              REVOCATION OF PROXIES

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Please sign and return your proxy to the Company in order for your vote to be counted. Proxies which are signed, but contain no instructions for voting, will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Dwayne Powell, at the address of the Company shown above, or by delivering a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies may also be solicited personally or by mail, telephone or telegraph by the Company's directors, officers and employees, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

                 VOTING SECURITIES AND METHOD OF COUNTING VOTES

     Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock") as of the close of business on January 15, 2001 (the "Record Date"), are entitled to one vote for each share then held. As of the Record Date, there were 4,468,680 shares issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. That means that the three persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Meeting will be elected directors of the Company. The affirmative vote of holders of a majority of the total votes present at the Meeting in person or by proxy is required to ratify the appointment of Deloitte & Touche, LLP as the Company's auditors. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present, but will not be counted as votes in favor of the proposal to ratify the appointment of Deloitte & Touche, LLP as the Company's auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by the Company's directors and executive officers as a group, as well as each person who was the beneficial owner of more than 5% of the outstanding shares of Common Stock as of the Record Date.

                                                          Amount of Shares
                                                          Owned and Nature                   Percent of Shares
                                                            of Beneficial                     of Common Stock
 Holder                                                     Ownership (1)                     Outstanding (4)
--------                                                ---------------------             ----------------------
All Directors and Executive Officers                           869,278                             18.9%
as a Group (8 persons)

Pocahontas Federal Savings and Loan Association                460,416                             10.0
401(k) Savings and Employee Stock
Ownership Plan (2)(3)
203 West Broadway
Pocahontas, Arkansas  72455

---------------------

(1) Based solely upon the filings made pursuant to the Exchange Act and information furnished by the respective persons. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has sole or shared voting or investment power with respect to such shares, or has a right to acquire beneficial ownership at any time within 60 days from the date as to which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as shares owned by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2) Under the Pocahontas Federal Savings and Loan Association 401(k) Savings and Employee Stock Ownership Plan (the "ESOP"), shares allocated to participants' accounts are voted in accordance with the participants' directions. Unallocated shares held by the ESOP are voted by the ESOP Trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares. As of the Record Date, 311,007 shares of Common Stock were allocated under the ESOP.

(3) Excludes 79,970 shares of Common Stock or 14.4% of the shares of Common Stock outstanding, owned by the ESOP for the benefit of the named executive officers of the Bank.

(4) Total Common Stock outstanding includes shares that may be acquired pursuant to presently exercisable options.

                        PROPOSAL I--ELECTION OF DIRECTORS

     The Company's Board of Directors is currently composed of eight members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Meeting to serve for three-year periods and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as directors Skip Martin, Charles R. Ervin and Dwayne Powell.

     The table below sets forth certain information regarding members of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understanding between the nominees and any other person pursuant to which such nominees were selected.

                                                                                         Shares of
                                                                                        Common Stock
                                    Positions                                           Beneficially
                                   Held in the          Served      Current Term          Owned on          Percent
Name (1)           Age (4)           Company           Since (2)     to Expire         Record Date (3)      of Class
--------           -------       ----------------      ---------    ------------      -----------------     --------
Nominees

Skip Martin          51          Director               1988            2001               172,147            3.8%

Charles R. Ervin     63          Director               1988            2001                67,477            1.5

Dwayne Powell        36          Chief Financial        2000            2001                96,057            2.1
                                 Officer

Directors Continuing in Office

Ralph P. Baltz       53          Chairman               1986            2003               141,902            3.1

Marcus Van Camp      52          Director               1990            2003                39,182             *

N. Ray Campbell      50          Director               1992            2003                51,099             *

James A. Edington    50          President, Chief       1994            2002               209,844            4.6
                                Executive Officer
                                  and Director

Robert Rainwater     65          Director               1981            2002                39,324             *

Executive Officers

Bill B. Stacy        58          Senior Vice President,                                     18,203             *
                                  Loan Officer

Richard M. Olvey     57          Senior Vice President,                                     34,043             *
                                  Loan Officer

----------------------

(1) The mailing address for each person listed is 203 West Broadway, Pocahontas, Arkansas 72455. Each of the persons listed is also a director of Pocahontas Federal Savings and Loan Association (the "Bank"), the Company's wholly owned subsidiary.
(2) Reflects initial appointment to the Board of Directors of the Company's mutual predecessor.
(3) See definition of "beneficial ownership" in the table "Security Ownership of Certain Beneficial Owners and Management."
(4)  As of December 15, 2000.
 *   Does not exceed 1%.

     James A. Edington has been President and Chief Executive Officer of the Company and the Bank since April 1999. Prior to that he served the Bank and the Company as Executive Vice President. He has been the Bank's compliance officer, security officer, secretary and treasurer. Mr. Edington has been employed in executive roles with the Bank since 1983.

     Ralph P. Baltz has been Chairman of the Board of the Bank since January 1997 and of the Company since its formation. Mr. Baltz is a general contractor and residential developer and is the President and owner/operator of Tri-County Sand and Gravel, Inc.

     Marcus Van Camp is the Superintendent of Schools at Pocahontas Public Schools, and has been employed by such schools for 25 years.

     Skip Martin was the President and Chief Executive Officer of the Bank from 1990 through April 1999. He has been a member of the Board of Directors of the Bank since 1988 and of the Company since its formation. Prior to his appointment as President and Chief Executive Officer, Mr. Martin served as Vice President of the Bank.

     Charles R. Ervin is retired. Prior to his retirement, Mr. Ervin was President and owner of C.E.C., Inc., a construction company, since March 1992. Prior to that, Mr. Ervin was President and part-owner of M.T.C., Inc., a general contractor specializing in tenant construction in shopping centers nationally.

     N.  Ray  Campbell  is  the  owner  and  operator  of  Big  Valley   Trailer
Manufacturing. Prior to this, Mr. Campbell was the Plant Manager of Waterloo Industries, an industrial firm located in Pocahontas, Arkansas.

     Robert Rainwater is semi-retired. Prior to his retirement, Mr. Rainwater was the owner of Sexton Pharmacy in Walnut Ridge, Arkansas.

     Dwayne Powell, CPA, has served as Chief Financial Officer of the Bank since October 1996 and of the Company since its formation. Prior to that, Mr. Powell was an Audit Manager for Deloitte & Touche LLP, primarily serving financial institution clients.

     Bill B. Stacy has served as Senior Vice President of the Bank since 1997. Mr. Stacy has been affiliated with the Bank since 1988 and began service as a Vice President of Mortgage Banking.

     Richard M. Olvey has served as a Senior Vice President of the Bank since 1987. Mr. Olvey has been affiliated with the Bank since 1968. During his tenure with the Bank, Mr. Olvey has been a Branch Manager and Mortgage Lending Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they filed. The Company knows of no person who owns 10% or more of the Common Stock.

     Based solely on the review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that with respect to the year ended September 30, 2000, the Company's officers and directors satisfied the reporting requirements promulgated under
Section 16(a) of the 1934 Act.

Meetings and Committees of the Board of Directors

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended September 30, 2000 the Board of Directors held 12 regular and three special meetings. During the fiscal year ended September 30, 2000 no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

     The Audit Committee of the Company consists of all the non-employee Directors of the Board of Directors. The Audit Committee met once during the fiscal year ended September 30, 2000. The Audit Committee normally meets on a quarterly basis and serves as a liaison between the Board, the Company's independent auditors, federal regulators and management.

     The Nominating Committee consists of Directors Robert Rainwater, Marcus Van Camp and James A. Edington, and meets annually to present officer and director candidates to the Company. The Nominating Committee met once during the fiscal year ended September 30, 2000.

     The Dividend Committee consists of the entire Board of Directors. The Dividend Committee meets at least quarterly to recommend the amount and type of dividend to be paid by the Company. The Dividend Committee met four times during the fiscal year ended September 30, 2000.

Directors' Compensation

     The Company's directors received no separate fees during the fiscal year ended September 30, 2000. During the fiscal year ended September 30, 2000, members of the Board of Directors of the Bank each received fees of $1,750 per month. In addition, the Chairman of the Board received an additional $625 per month during the fiscal year ended September 30, 2000. No additional compensation or fees are received for serving as directors of the Bank.

Executive Compensation

     The following table sets forth for the years ended September 30, 2000, 1999 and 1998, certain information as to the total remuneration paid by the Company to the Chief Executive Officer and all other executive officers whose salary and bonuses exceeded $100,000 ("Named Executive Officers"). For the period prior to formation of the Company in 1998, the remuneration information relates to that paid by the Bank to the Named Executive Officers.

                                                                           Long-Term Compensation
                                                                      ---------------------------------
                                            Annual Compensation                 Awards          Payouts
                                    --------------------------------  ---------------------------------
                           Year                             Other      Restricted     Options/   All
Name and                   Ended                         Annual Com-     Stock          SARS     LTIP          Other
Principal Position       Sept. 30,  Salary (1)    Bonus   pensation    Awards (3)       (#)     Payouts   Compensation (2)
------------------       ---------  ----------    -----  -----------  -------------   --------  -------   ----------------
James A. Edington......    2000      $196,000      --        --         $     --         --       --         $ 27,990
    President and Chief    1999       196,565      --        --           321,354      80,000     --           30,637
    Executive Officer(4)   1998       171,000      --        --               --         --       --           20,161

Dwayne Powell..........    2000       153,500      --        --               --         --       --           27,668
    Chief Financial        1999       150,175      --        --           321,354      80,000     --           29,387
    Officer                1998       125,000      --        --               --         --       --           20,161

------------------------------------

(1)  Includes Board of Director and committee fees.

(2) Consists of payments made pursuant to the Bank's Profit Sharing Plan. See "--Executive Compensation." Also includes the Bank's contributions or allocations (but not earnings) pursuant to the Bank's ESOP. Does not include benefits pursuant to the Bank's Pension Plan.

(3) Represents awards made pursuant to the Company's Recognition and Retention Plan for Employees, which awards vest in five equal annual installments commencing on January 3, 2000. Dividends on such shares accrue and are paid to the recipient when the shares are granted. The value of such shares was determined by multiplying the number of shares awarded by the price at which the shares of common stock were sold.

(4) Mr. Edington was appointed President and Chief Executive Officer in April 1999 upon the retirement of Mr. Martin.

     Employment Agreements. The Bank has entered into employment agreements with James A. Edington, its President and Chief Executive Officer, and Dwayne Powell, its Chief Financial Officer.

     Each employment agreement provides for a term of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, the Board of Directors may extend each agreement for an additional year such that the remaining terms shall be up to three years unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation. The agreements provide that the base salary of the executive will be reviewed annually. In addition to the base salary, the agreements provide that the executive is to receive all benefits provided to permanent full time employees of the Bank, including among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. Each agreement permits the Bank to terminate the executive's employment for cause at any time. In the event the Bank chooses to terminate the executive's employment for reasons other than for cause, or upon the termination of the executive's employment for reasons other than a change in control, as defined, or in the event of the executive's resignation from the Bank upon (i) failure to be reelected to his current office, (ii) a material change in his functions, duties or responsibilities, (iii) relocation of his principal place of employment, (iv) the liquidation or dissolution of the Bank or the Company, or (v) a breach of the agreement by the Bank, the executive, or in the event of death, his beneficiaries, would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the agreement or three times the average of the executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank.

     If termination, voluntary or involuntary, follows a change in control of the Bank, as defined in the agreement, the executive or, in the event of his death, his beneficiaries, would be entitled to a payment equal to the greater of
(i) the payments due under the remaining term of the agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. The Bank would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the agreement to the extent allowed by the plan or policies maintained by the Bank from time to time.

     Each employment agreement provides that for a period of one year following termination, the executive agrees not to compete with the Bank in any city, town or county in which the Bank maintains an office or has filed an application to establish an office.

     1994 Stock Option Plan for Outside Directors. The Bank adopted the 1994 Stock Option Plan for Outside Directors of the Bank (the "1994 Directors' Plan") in April 1994, and such plan was subsequently approved by the Bank's stockholders. At that time, non-statutory stock options to purchase 20,643 shares were granted to the outside directors of the Bank. The 1994 Directors' Plan reserved 4,274 options for future grant. Any person who became a non-employee director subsequent to the effective date of the 1994 Directors' Plan was entitled to receive options for 1,424 shares of Bank common stock to the extent options were available. Options granted in 1994 vested ratably at 20% per year commencing on the first September 30th after the effective date of the 1994 Directors' Plan. The exercise price of the options was equal to the fair market value of the shares of Bank Common Stock underlying such option at the time the option was granted, or $10.00 per share of Bank Common Stock for options granted in conjunction with the Bank's initial stock offering. All options granted under the 1994 Directors' Plan were exercisable from time to time in whole or in part, and expired upon the earlier of ten years following the date of grant or three years following the date the optionee ceased to be a director. No options were granted under the 1994 Directors' Plan during the fiscal year ended September 30, 2000. On March 31, 1998, each share of Common Stock of the Bank, including shares underlying the options granted in the 1994 Directors' Plan, was converted (the "Conversion") into 4.0245 shares of Common Stock of the Company as part of the mutual to stock conversion of Pocahontas Federal Mutual Holding Company. In fiscal year 2000, 8,543 options were exercised under the plan.

     Pocahontas Bancorp, Inc. Stock Option Plan. In October 1998, the Company adopted the Pocahontas Bancorp, Inc. Stock Option Plan (the "Stock Option Plan") for directors, officers and employees of the Bank and its affiliates and such plan was subsequently approved by the Company's stockholders. The Stock Option Plan is administered by a committee of non-employee directors. The Stock Option Plan authorizes the grant of incentive stock options within the meaning of
Section 422 of the Code, "non-statutory stock options" which do not qualify as incentive stock options, certain "limited rights" exercisable only upon a change in control of the Company or the Bank, "dividend equivalent rights" payable only upon declaration of an extraordinary dividend and "reload options", which provide an option to acquire shares of Common Stock equivalent to the shares used to pay for an option or deducted from a distribution to satisfy income tax withholding.

     On the effective date of the Stock Option Plan, incentive stock options for 277,075 shares of Company Common Stock were granted to employees and officers and non-statutory stock options for 80,000 shares were granted to outside directors. No shares were reserved for future grant. Options granted in 1998 vest ratably at 20% per year commencing on October 23, 1999. The exercise price of the options is equal to the fair market value of the shares of Company Common Stock underlying such options. Incentive stock options granted under the Stock Option Plan are exercisable in whole or in part and expire upon the earlier of ten years following the date of grant or three years following the date the optionee ceases to be an officer or employee. Non-statutory options expire upon the earlier of ten years and one day following the date of grant or three years following the date the optionee ceases to be a director. In January 2000, the stockholders of the Company approved an amendment to the Stock Option Plan providing for accelerated vesting of awards upon a change in control of the Company or upon retirement, as defined in such plan.

     Pocahontas Bancorp, Inc. Recognition and Retention Plan. In October 1998, the Company adopted the Pocahontas Bancorp, Inc. Recognition and Retention Plan (the "Recognition and Retention Plan"), which was subsequently approved by the Company's stockholders. At the time of implementation of this plan, 142,830 shares of Company Common Stock were awarded to officers, directors and employees of the Company.

     A Committee of the Board of Directors of the Company composed of two or more non-employee directors of the Company administers the Recognition and Retention Plan. Awards were granted in the form of shares of Company Common Stock that were restricted by the terms of the Recognition and Retention Plan ("Restricted Stock"). Restricted Stock is nontransferable and nonassignable. Participants in the Recognition and Retention Plan become vested in shares of Company Common Stock covered by an award and all restrictions lapse at a rate of 20% per year commencing on January 3, 2000. Awards become fully vested (i.e., all restrictions lapse) upon termination of employment or cessation of service due to death or disability; in January 2000, the stockholders of the Company approved an amendment to the Recognition and Retention Plan providing for full vesting of awards upon a change in control of the Company or upon retirement, as defined in such plan. Upon termination of employment for any other reason, unvested shares of Restricted Stock are forfeited. The holders of the Restricted Stock have the right to vote such shares during the restricted period and receive the cash and stock dividends with respect to the Restricted Stock when declared and paid. The holders may not sell, assign, transfer, pledge or otherwise encumber any of the Restricted Stock during the restricted period.

     Director Plan. The Bank maintains a non-tax qualified Director Plan that provides directors who serve on the Board of Directors until the age of 60 or, in some cases, 65, with an annual benefit equal to a predetermined amount ranging between $29,316 and $35,640 following the directors' termination of service due to retirement, death, or after a change in control. Benefits are payable monthly to the director, or in the case of his death, to his beneficiary, over a period of twenty years. The Director Plan provides for a $15,000 "burial benefit," which is designated for the payment of burial and/or funeral expenses. In the event of a director's disability, the director will be entitled to a disability benefit equal to the annuitized present value of his accrued benefit payable monthly for twenty years. In addition, upon the director's death following disability, the director's beneficiary will receive an additional lump sum benefit equal to up to $600,000, reduced by all prior contributions made to the Director Plan on behalf of the director.

     The Bank and the Director Plan participants have each established an irrevocable trust in connection with the Director Plan. These trusts will be funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the Director Plan. The assets of the trusts established by the participants will be beneficially owned by the Director Plan participants, who will recognize income as contributions are made to the trust. Earnings on the trusts' assets are taxable to the participants. The trustee of the trusts may invest the trusts' assets in the Company Common Stock and may purchase life insurance on the lives of the participants with assets of the trusts.

     Director Emeritus Plan. The Bank currently has two former directors who have been appointed "Directors Emeritus." Upon reaching age 70 with 10 years of continuous service as a director, each current Director Emeritus was, upon retirement from the Board of Directors, appointed a "Director Emeritus" in exchange for performing consulting services for the Board of Directors. Under the current plan, in consideration of his services, a Director Emeritus will receive an annual fee of $18,000 for a ten year period (the "benefit period") following the director's designation as a Director Emeritus. The Director Emeritus Plan provides for survivor benefits payable to a designated beneficiary in an amount equal to the annual fee for the remainder of the ten year period, plus a $10,000 "burial benefit," which is designated for the payment of burial and/or funeral expenses.

     1994 Incentive Stock Option Plan. In April 1994, the Bank adopted the 1994 Incentive Stock Option Plan (the "Incentive Option Plan") for officers and employees of the Bank and its affiliates, and such plan was subsequently approved by the Bank's stockholders. The Incentive Option Plan is administered by a committee of non-employee directors. The Incentive Option Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), "non-statutory options," which do not qualify as incentive stock options, and certain "limited rights" exercisable only upon a change in control of the Bank.

     Incentive stock options (with limited rights) for 200,553 shares of Bank Common Stock were granted to employees and officers contemporaneously with the completion of the Bank's initial stock offering in April 1994 at an exercise price of $10.00.

     At September 30, 2000 all stock options in the plan had been exercised. The following table sets forth certain information regarding the shares acquired and the value realized during fiscal year 2000 by certain executive officers of the Company at September 30, 2000. As part of the Conversion on March 31, 1998, each share of common stock of the Bank, including shares underlying the options granted in the Incentive Option Plan, was converted into 4.0245 shares of Common Stock of the Company.

==================================================================================================================
                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                        FISCAL YEAR-END OPTION VALUES
==================================================================================================================
                           Shares                     Number of Unexercised           Value of Unexercised In-
           Name           Acquired       Value              Options at                  The-Money Options at
                            upon        Realized         Fiscal Year-End                   Fiscal Year-End
                          Exercise                  -------------------------         -------------------------
                                                    Exercisable/Unexercisable         Exercisable/Unexercisable
==================================================================================================================
Skip Martin                 --            --              0 / 80,000                        $ 0 / $ 0

James A. Edington           --            --              0 / 80,000                        $ 0 / $ 0

Dwayne Powell               --            --              0 / 80,000                        $ 0 / $ 0

==================================================================================================================

     401(k) Savings and Employee Stock Ownership Plan. The Bank merged its Employee Stock Ownership Plan ("ESOP") and Profit Sharing Plan to form the 401(k) Savings and Employee Stock Ownership Plan (the "KSOP"), effective October 1, 1997, to enable participants to invest in Bank Common Stock with the pre-tax deferral of their salary ("Elective Deferrals"). The KSOP is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code. Employees with a year of service with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate in any ESOP, matching or discretionary contributions under the plan. Any employee with one hour of service may participate in making any Elective Deferrals.

     The ESOP portion of the KSOP provides the plan with the ability to borrow money for the purpose of purchasing Bank Common Stock. As part of the Conversion, the ESOP portion of the KSOP borrowed funds from the Company and used those funds to purchase a number of shares equal to 8% of the Common Stock issued in the Conversion. Collateral for the loan was the Common Stock purchased by the KSOP. Shares purchased with the ESOP loan are held in a suspense account for allocation among participants' accounts as the loan is repaid. As the ESOP loan is repaid from contributions the Bank makes to the ESOP portion of the KSOP, shares are released from the suspense account in an amount proportional to the repayment of the KSOP loan. The released shares are allocated among the ESOP accounts of participants who have a 1000 hours of service for the current plan year and are employed on the last day of the plan year, on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. As part of the Conversion on March 31, 1998, each share of common stock of the Bank, including shares in the KSOP, was converted into
4.0245 shares of Common Stock of the Company.

     Participants may elect to defer up to 15% of their salary into the KSOP ("Elective Deferrals") . The Bank may, in its discretion, make discretionary ("Discretionary Contributions") and/or matching contributions ("Matching Contributions") to the KSOP. Benefits in the ESOP, Discretionary Contributions and Matching Contributions generally will become 100% vested after five years of credited service. Employees are 100% vested in the Elective Deferral accounts and rollover accounts at all times under the plan. Participants will be credited for years of service with the Bank prior to the effective date of the plan. Forfeitures of Matching and Discretionary Contributions will be used to reduce such contributions in succeeding plan years; forfeitures of ESOP Contributions are reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability, or separation from service in a lump sum or, at the election of the participant, in installments not to exceed five years. The Bank's contributions to the KSOP are discretionary, subject to the ESOP loan terms and tax law limits, so benefits payable under the KSOP cannot be estimated.

     The KSOP provides for loans to employees not to exceed 50% of their vested Discretionary Contribution, Elective Deferral, Matching Contribution or Rollover Account balances, or $50,000. Withdrawals are permitted only to the extent of hardship (e.g., medical expenses), to purchase a primary residence, for limited education expenses or any other condition or event as determined by the Commissioner of the Internal Revenue Service from the vested portion of the Discretionary Contribution, Elective Deferral, Matching Contribution or Rollover Accounts.

     A committee was appointed by the Board of Directors of the Bank to administer the KSOP (the "KSOP Committee"). The KSOP Committee instructs the trustee regarding investment of funds contributed to the KSOP. The KSOP trustee is required to vote all allocated shares held in the KSOP in accordance with the instructions of the participants; unallocated shares shall be voted in a manner calculated to reflect most accurately the instructions the KSOP trustee has received from participants regarding the allocated stock. If no shares have been allocated, KSOP participants will be deemed to have one share of stock allocated to his account for the sole purpose of providing the trustee with voting instructions. Under ERISA, the Secretary of Labor is authorized to bring an action against the KSOP trustee for the failure of the KSOP trustee to comply with its fiduciary responsibilities. Such a suit could seek to enjoin the KSOP trustee from violating its fiduciary responsibilities and could result in the imposition of civil penalties or criminal penalties if the breach is found to be willful.

     Supplemental Retirement Plan. In November 1993, management of the Bank approved a supplemental retirement plan (the "Retirement Plan") for the Bank's former Chairman of the Board, Mr. Joe R. Martin, who retired in January 1996. The plan provides for an annual payment of $75,000 per year for ten years. The payment will be made to Mr. Martin's spouse in the event of his death during such ten-year period.

     Supplemental Executive Retirement Plan. The Bank has implemented a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide a select group of management and highly compensated employees with additional benefits following termination of employment due to retirement, death, after a change in control or involuntary termination. The contribution made to the SERP is intended to provide an actuarially determined annual benefit of $147,143 for James A. Edington, and $214,286 for Dwayne Powell, payable monthly for 20 years. In the event of the employee's disability, the employee will be entitled to a disability benefit equal to the annuitized present value of his accrued benefit payable monthly for twenty years. In addition, upon the employee's death following disability, the employee's beneficiary will receive an additional lump sum death benefit equal to $2.7 million and $2.6 million in the case of Messrs. Edington and Powell, respectively, reduced by all prior contributions made to the SERP on behalf of the participant. The SERPs also provide for a $15,000 "burial benefit," which is designated for the payment of burial and/or funeral expenses.

     The Bank and the SERP participants have each established an irrevocable trust in connection with each SERP. These trusts will be funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trusts will be beneficially owned by the SERP participants, who will recognize income as contributions are made to the trusts. Earnings on the trust's assets are taxable to the participant. The trustee of the trust may invest the trust's assets in the Company Common Stock and may purchase life insurance on the life of the participant with assets of the trust.

Audit Committee Report

     Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee.

     In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

     As part of its ongoing activities, the Audit Committee has:

     o    Reviewed  and  discussed  with   management   the  Company's   audited
          consolidated financial statements for the fiscal year ended September 30, 2000;

     o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

     o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

This report has been provided by the Audit Committee:

                       Ralph P. Baltz
                       Skip Martin
                       Charles R. Ervin
                       Marcus Van Camp
                       N. Ray Campbell
                       Robert Rainwater

Stock Performance Graph

     The Common Stock of the Company has traded only since March 31, 1998. Following the close of trading on March 31, 1998, each share of common stock of the Bank was converted into 4.0245 shares of Common Stock in connection with the Conversion. The graph compares the cumulative total return including dividends for the period ended on September 30, 2000, for the following: (a) the common stock of the Bank (the predecessor of the Company) beginning with September 30, 1995, (b) stocks included in the Nasdaq Composite Index, beginning with the close of trading on September 30, 1995, and (c) stocks included in the SNL Thrift Index, beginning with the close of trading on September 30, 1995.

                            Pocahontas Bancorp, Inc.

                 [TOTAL RETURN PERFORMANCE GRAPH APPEARS HERE]

                                                   Period Ending
                           ============================================================
Index                        9/30/95   9/30/96   9/30/97   9/30/98   9/30/99   9/30/00
========================== ========== ========= ========= ========= ========= =========
Pocahontas Bancorp Inc.      100.00    135.99    342.91     396.71    286.38    366.44
NASDAQ - Total U.S.          100.00    118.68    162.92     165.50    270.38    358.96
SNL Thrift Index             100.00    120.78    209.87     188.15    179.22    218.02

Certain Transactions

     The Bank has followed a policy of granting consumer loans and loans secured by one- to four-family real estate to officers, directors and employees. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law generally requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non- affiliates, subject to limited exceptions. However, recent regulations now permit executive officers and directors to receive the same terms on loans through plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to all directors, executive officers, and their associates totaled $1,542,073 at September 30, 2000, which was 2.0% of the Company's stockholders' equity at that date. There were no loans outstanding to any director, executive officer or their affiliates at preferential rates or terms which in the aggregate exceeded $60,000 during the three years ended September 30, 2000. All loans to directors and officers were performing in accordance with their terms at September 30, 2000.

              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has approved the engagement of Deloitte & Touche, LLP to be the Company's auditors for the 2001 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Deloitte & Touche, LLP, for the Company's fiscal year ending September 30, 2001. A representative of Deloitte & Touche, LLP, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of Deloitte & Touche, LLP, as the auditors for the 2001 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Deloitte & Touche, LLP, as auditors for the 2001 fiscal year.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting has to be received at the Company's executive office, 203 West Broadway, P.O. Box 427, Pocahontas, Arkansas 72445, no later than August 18, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the next annual meeting of stockholders is expected to be held is January 23, 2002. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before this annual meeting of stockholders must be given to the Company no later than October 26, 2001.

A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2000, AND A COPY OF THE COMPANY'S 2000 ANNUAL REPORT TO STOCKHOLDERS WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO DWAYNE POWELL, SECRETARY, POCAHONTAS BANCORP, INC., 203 WEST BROADWAY, P.O. BOX 427, POCAHONTAS, ARKANSAS 72455.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Dwayne Powell

                                     Dwayne Powell
                                     Secretary


Pocahontas, Arkansas
January 17, 2001

                                 REVOCABLE PROXY
                            POCAHONTAS BANCORP, INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 14, 2001

     The undersigned hereby appoints the official proxy committee consisting of those members of the Board of Directors not nominated below, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's main office, 203 West Broadway, Pocahontas, Arkansas on February 14, 2001 at 1:00 p.m., Arkansas Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:






                                          --------------------------------------
  Please be sure to sign and date          Date
   this Proxy in the box below.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
       Stockholder sign above             Co-holder (if any) sign above



1. The election as Directors of all nominees listed below, each to serve for a three-year term.

                                    WITH-       FOR ALL
                         FOR        HOLD        EXCEPT
                         [_]        [_]          [_]

               Skip Martin        Charles R. Ervin      Dwayne Powell

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


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2.   The  ratification  of Deloitte & Touche,  LLP as the Company's  independent auditor for the fiscal year ending September 30, 2001.

                FOR             AGAINST             ABSTAIN
                [_]               [_]                 [_]

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.          [_]

     The Board of Directors recommends a vote "FOR" each of the listed proposals.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

- Detach above card, sign, date and mail in postage-prepaid envelope provided. -

                            POCAHONTAS BANCORP, INC.

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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

     The above-signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 17, 2001, and audited financial statements.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If you wish to receive an annual report or proxy statement, please call Dwayne Powell at (870) 892-4595

           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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